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                                                                    EXHIBIT 10.5

                                                                    OPTION GRANT


                  FORM OF NONQUALIFIED STOCK OPTION AGREEMENT


                  This NONQUALIFIED STOCK OPTION AGREEMENT (this "Agreement"), is entered into this day of , 2002, by and between NEWCASTLE INVESTMENT CORP., a Maryland corporation (the "Company"), and FORTRESS PRINCIPAL INVESTMENT HOLDINGS LLC, a Delaware limited liability company and an affiliate of the Manager of the Company (the "Optionee").

                  Pursuant to the Newcastle Investment Corp. Nonqualified Stock Option and Incentive Award Plan (the "Plan"), the Optionee is hereby granted, on the terms and conditions set forth herein (and subject to the terms and provisions of the Plan), a nonqualified stock option (an "Option") to purchase shares of the Company's common stock. It is intended that the Option constitute a "nonqualified stock option" and not an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). This grant is subject to and conditioned upon the Optionee's agreement to waive its right to the grant of an option upon the additional issuance of equity interests in the Company pursuant to that certain offering memorandum filed as of February 2002 (the "IPO") as provided for under section 5.5(b) of the Plan, and, the Manager hereby waives such right. Any capitalized terms not defined herein shall have the meaning set forth in the Plan.

TERMS AND CONDITIONS OF THE OPTION

                  1. NUMBER OF SHARES AND OPTION PRICE. The Option entitles the Optionee to purchase [that number of shares of Newcastle stock equal to 10% of the shares being sold in the IPO] shares (the "Option Shares") at a per share exercise price of [the initial offering price of the shares sold in the IPO] (the "Option Price") of the Company's common stock, par value $.01 per share (the "Common Stock"), subject to adjustment as set forth in the Plan.

                  2. PERIOD OF OPTION. This Agreement and the terms of the Option hereunder shall commence on the date hereof (the "Date of Grant") and, unless previously terminated pursuant to this Agreement, the Option shall terminate upon the expiration of ten (10) years from such Date of Grant.

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Upon the termination of the Option all rights of the Optionee hereunder, with respect to the Option, shall cease.

                  3. CONDITIONS OF EXERCISE. Subject to the provisions of the Plan and this Agreement, the Option shall be fully vested at all times and shall become exercisable as to 1/30th of the shares of Common Stock subject to the Option on the first calendar day of each of the 30 months following the Date of Grant.

                  4. EXERCISE OF OPTION. The Option shall be exercised in the following manner: the Optionee (or any subsequent party or parties having the right to exercise the Option), shall deliver to the Company written notice specifying the number of Option Shares to be purchased, together with either (a) cash in an amount equal to the Option Price, (b) the number of shares of Common Stock having a Fair Market Value (as of the date of exercise) equal to the Option Price, or (c) any combination of cash or shares of Common Stock, the sum of which equals the Option Price, and the Option Shares purchased shall there upon be promptly delivered. In addition, the Optionee (or such other party) shall be entitled to exercise the Option in any other manner permitted under the Plan and approved by the Committee. The Optionee will not be deemed to be a holder of any Option Shares until the date of the issuance of a stock certificate to it for such shares and until such shares are paid for in full.

                  5. DISPOSITION OF OPTION SHARES. Subject to the terms of this Agreement and the Plan, the Option and the Common
Stock acquired in connection with the exercise of the Option shall be freely transferable by the Optionee, to the extent not prohibited by applicable laws.

                  6. CHANGE IN CONTROL PROVISIONS. Notwithstanding anything herein to the contrary, the Option and any Tandem Awards granted prior to a Change in Control shall become immediately and fully vested and exercisable upon a Change in Control in accordance with the provisions of the Plan. For purposes of this award, a Change in Control shall be deemed to have occurred upon the occurrence of one or more of the events set forth in the Plan, as amended and restated effective January 1, 2002, or if Wesley R. Edens ceases to be a member of the Board of Directors of the Company.


                  7. NOTICES. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as


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appropriate, to the Optionee either at his address set forth below or such other address as he or she may designate in writing to the Company, or to the Company:
1301 Avenue of the Americas, 42nd Floor, New York, New York 10019, Attention:
Randal A. Nardone (or his designee), at the Company's address or such other address as the Company may designate in writing to the Optionee.

                  8. FAILURE TO ENFORCE NOT A WAIVER. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

                  9. GOVERNING LAW. This Agreement shall be governed by and construed according to the laws of the State of Maryland without regard to its principles of conflict of laws.

                  10. INCORPORATION OF PLAN. The Plan is hereby incorporated by reference and made a part hereof, and the Options and this Agreement are subject to all of the terms and conditions of the Plan.

                  11. AMENDMENTS. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

                  12. RIGHTS AS A STOCKHOLDER. Neither the Optionee nor any successor in interest shall have rights as a stockholder of the Company with respect to any of the Option Shares until the date of issuance of a stock certificate for such Option Shares.

                  13. AGREEMENT NOT A CONTRACT OF EMPLOYMENT. Neither the Plan, the granting of any Option, this Option Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Optionee has a right to continue its service to the Company for any period of time at any specific rate of compensation.

                  14. AUTHORITY OF THE COMMITTEE. The Committee shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive.

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                          Signatures on Following Page


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         IN WITNESS WHEREOF, the parties have executed this Agreement
on this __  day of _____        , 20     .



                                    NEWCASTLE INVESTMENT CORP.

                                    By: ___________________________
                                    Its:____________________________


                                    The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Agreement and to all the terms and pro visions of the Plan herein incorporated by reference.

                                    FORTRESS PRINCIPAL INVESTMENT
                                    HOLDINGS LLC

                                    By: ________________________________
                                    Its: ________________________________


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                       FORM OF NEWCASTLE INVESTMENT CORP.
                             STOCK OPTION AGREEMENT


                               NOTICE OF EXERCISE

                               __________ , 20 __


Newcastle Investment Corp.
1301 Avenue of the Americas
42nd Floor
New York, New York 10019

Attention: Randal A. Nardone

Gentlemen:

                  On _____ __, 2002, Fortress Principal Investment Holdings LLC, an affiliate of the Manager (the "Optionee") was granted an Option by Newcastle Investment Corp. (the "Company") under the Company's Nonqualified Stock Option and Incentive Award Plan (the "Plan") and a stock option agreement, between the Optionee and the Company, dated as of __________, 2002 (the "Agreement"). This letter is to notify you that the Optionee wishes to purchase Option Shares under the Agreement as set forth below.

EXERCISE OF STOCK OPTION(S)

                  1. The Optionee wishes to purchase _______ Option Shares at the current exercise price of $ _____ per share for a total cost of $_____, which Option is not encumbered to a Tandem Option.

                  2. The Optionee is paying for these Option Shares as follows:

                           ___ By enclosing cash and/or a certified or cashier's check payable to the Company in the amount of $_______.



                           ___ By enclosing a stock certificate duly endorsed for transfer or accompanied by an appropriately

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                                    executed stock power in favor of the
                                    Company, representing ____ shares of Stock.

                  3. In exercising its Option the Optionee hereby warrants and represents to the Company that the Optionee acknowledges that the Company has no obligation to issue a certificate evidencing any Option Shares purchasable by the Optionee until the purchase price of such Option Shares is fully paid as set forth in the Option Agreement.

                                                   Very truly yours,



                                                   Fortress Principal Investment
                                                   Holdings LLC

                                                   By:
                                                       -------------------------
                                                   Its:
                                                       -------------------------

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